August 13, 2012

Clearwire Corporation
1475 120th Avenue Northeast
Bellevue, Washington  98005

Ladies and Gentlemen:

We have acted as special counsel to Clearwire Corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of an aggregate of up to 4,819,278 shares of Class A Common Stock, par value $0.0001 per share, of the Company (the “Shares”).

In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents:

(a)          The Registration Statement;

(b)          The Certificate of Incorporation and Bylaws of the Company, as amended; and

(c)          Originals or copies of such other corporate records of the Company and actions of its board of directors, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review we have assumed:

(i)           The genuineness of all signatures;

(ii)          The authenticity of the originals of the documents submitted to us;

(iii)         The conformity to authentic originals of any documents submitted to us as copies; and

(iv)         As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Our opinion set forth below is limited to the General Corporation Law of the State of Delaware as in effect as of the date of this letter, and we do not express any opinion herein concerning any other law.

Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinion expressed herein is rendered as of the date of this letter and as of the effective date of the Registration Statement. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to the use of our name under the heading “Legal Matters” in the Registration Statement, including the prospectus constituting a part thereof, as originally filed and as subsequently amended or supplemented. In giving such consent, we do not thereby admit that we are in the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Davis Wright Tremaine LLP

Davis Wright Tremaine LLP